                                                                   Exhibit 15.14


                                                          [Andersen LOGO]

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Commissioners:


We are aware that our report dated October 20, 2000 (dual dated January 11, 2001) on our review of interim financial information of Companhia Siderurgica Nacional, translated into US dollars, as of September 30, 2000, and for the nine-month period then ended, prepared in conformity with generally accepted principles in the United States, is included in the Amendment no. 2 to the Registration Statement on Form F-3 filed by Companhia Vale do Rio Doce (Registration No. 333-82136).


Yours very truly,


/s/ Arthur Andersen S/C



Rio de Janeiro, Brazil
March 12, 2002